LETTER OF INTENT



      This letter of intent ("LOI") sets forth the understanding, which has been reached between Rapidtron, Inc. a Delaware corporation ("Seller") and Rapidtron, Inc., formerly known as The Furnishing Club Inc., a Nevada corporation ("Company"), concerning the acquisition of Seller by Company.

      1. Acquisition. The Company will acquire all of Seller's outstanding common stock (the "Seller Shares") owned by the shareholders of Seller (the "Acquisition"). Upon completion of the Acquisition, Seller will become a wholly owned subsidiary of the Company. It is anticipated that the Acquisition will be structured to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code.

     2. Share Exchange. Seller's shareholders shall receive a total of ten million (10,000,000) shares of the Company's common stock (the "Company Shares"), which shall constitute approximately sixty two point three percent (62.3%) of all of the outstanding shares of Company's common stock upon the closing of the Acquisition (the "Closing"), in exchange for all of the Seller Shares. Seller understands that immediately prior to the Closing, there will be six million and fifty thousand (6,050,000) shares of the Company's common stock issued and outstanding.

      3. Financing. It is hereby agreed that the Company shall sell up to two million (2,000,000) dollars worth of common stock in a private placement memorandum at an evaluation no less than U.S. $1.00 per share. As an advance against funds to be raised the Company shall "Bridge Finance" to the Seller U.S. $250,000 within 5 business days of the signing of this agreement. Within 10 days of the Definitive Agreement the merged company shall close $500,000 of the private placement, which will be used to repay the bridge financing. In addition any outstanding invoices at the time of closing i.e. consulting fees, legal, accounting, outstanding invoices etc. will be paid from these advanced funds from the private placement and shall not exceed U.S. $50,000.


           The remaining U.S. $1,500,000 is to be raised based on milestones to be mutually acceptable to both parties and detailed in the Definitive Agreement.

      4. Terms and Conditions of the Acquisition. Consummation of the Acquisition will be subject to the following terms and conditions:

           (a) A definitive agreement (the "Definitive Agreement") satisfactory to the Company and Seller and Seller's shareholders shall be executed by Company, Seller and all of Seller's shareholders as soon as practicable. The Definitive Agreement shall contain terms, conditions, representations and warranties, covenants and legal opinions normal and appropriate for a transaction of the type contemplated, including, without limitation, those summarized in this LOI;

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 (b)   As  soon as practicable, the financial statements  of  Seller for the last fiscal year shall be prepared in accordance with generally accepted accounting principles (GAAP) and shall be audited by an independent accounting firm acceptable to the Company.

 (c)    Upon  signing  the Definitive Agreement, the  Company  shall prepare and file with the SEC all appropriate documents including, but not limited to, 8K and 13D of the Securities Act of 1933. The filings will include, as necessary, description of Seller's business and Seller's audited and interim unaudited financial statements prepared in accordance with GAAP and applicable rules and regulations of the Securities and Exchange Commission ("SEC"). Seller shall provide such financial statements and information and any additional information the Company may require for inclusion in its filings.

 (d) Each party and its agents, attorneys and representatives shall have full and free access to the properties, books and records of the other party (the confidentiality of which the investigating party agrees to retain) for purposes of conducting investigations of the other party;

 (e) The Company and Seller shall have received all permits, authorizations, regulatory approvals and third party consents necessary for the consummation of the Acquisition and all applicable legal requirements shall have been satisfied;

 (f) All of the officers and directors of the Company shall have resigned as of the date of closing of the Acquisition and new officers and directors selected by Seller shall have been elected to succeed them ("New Officer and New Directors"). The Company reserves the right to appoint two (2) individuals to the Board of Directors in a non-executive role.

 (g) It is hereby agreed that New Officers and New Directors shall receive management contracts that shall include bonuses and stock incentives based upon performance and milestones. Stock options are not to exceed 15% of the total number of shares issued and outstanding.

 (h) Prior to signing the Definitive Agreement, the Seller will have signed a term sheet acceptable to the Company and to Axess AG's shareholders. The term sheet will detail the terms and conditions under which the Seller will acquire a minimum of 50.1% of Axess AG's issued and outstanding shares.


5. Expenses. Each Party shall have independent counsel and as such all legal fees and expenses shall be borne by each Party. The Company's expenses shall be paid from the advanced funds of the financing (see financing section 3 above).

6. Conduct of Business of Seller Pending Closing. Until consummation or termination of the Acquisition, Seller will conduct its business only in the ordinary course and none of the assets of Seller shall be sold or disposed of except in the ordinary course of Seller's business.

7. Acquisition or Financing Activity. Upon execution of this LOI, Seller will, and will cause all of the officers, directors, employees and agents of Seller to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any sale of Seller's debt or equity securities or any other financing transaction involving Seller ("Financing Transaction"). While this LOI is in effect, Seller shall not, and shall not permit any of its officers, directors, employees or agents to, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or provide any nonpublic information to, any person other than the Company and its representatives concerning a Financing Transaction, or otherwise solicit, initiate or encourage inquiries or the submission of any proposal contemplating a Financing Transaction. Seller will promptly communicate to the Company the terms of any inquiry or proposal which it may receive in respect of a Financing Transaction, and will promptly advise the Company if Seller participates in any such discussion or negotiation or provides any information to any person making such proposal. Seller's notification under this paragraph shall include the identity of the person making such proposal and any other such information with respect thereto as the Company may reasonably request.

8. Enforceable Agreement; Compliance with Applicable Laws. This LOI shall constitute an enforceable agreement between the Company and Seller, and shall serve as the Agreement until such time as the Definitive Agreement may be prepared, however, no longer than sixty days from the signing date. Upon the concurrence of the Company and Seller as provided below, both the Company and Seller agree to use their respective best efforts to negotiate a mutually acceptable Definitive Agreement and to consummate the Acquisition along the lines outlined in this LOI. It is the understanding of the Company and Seller that all matters referred to in this LOI are conditioned upon compliance with applicable Federal and state securities laws and other applicable laws.










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The undersigned concur with the matters set forth in the foregoing LOI.


Dated:  October  __, 2002               FURNISHING CLUB, INC.


                              By:

                              Its:





                              RAPIDTRON, INC.

                              By:

                              Its: